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As filed with the Securities and Exchange Commission on September 27, 2017

No. 333-219494

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No.)

Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(214) 740-6500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jim Reynolds, Chief Financial Officer
Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(214) 740-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maurice Lefkort
Willkie, Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Shares of Common Stock, $0.0001 par value per share	146,665,929	$5.43(3)	$796,395,994.47(2)	$92,302.30

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Includes 146,665,929 shares of Common Stock registered for resale by the Selling Stockholders named in this registration statement, consisting of 139,092,623 shares of Common Stock and 7,543,306 shares of Common Stock issuable upon conversion of the issuer's Series A Perpetual Convertible Preferred Stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Capital Market ("Nasdaq") on September 18, 2017.

(4)
Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001159.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

        The sole purpose of this Amendment No. 3 to Registration Statement on Form S-3 is to update the opinion of Willkie Farr & Gallagher LLP as Exhibit 5.1 and to re-file the Exhibit Index in Item 16(a) of Part II. No change is made to Part I or Items 13, 14, 15 or 17 of Part II of the registration statement and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement and the exhibit filed herewith.

Item 16.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.

        The exhibit index attached hereto is incorporated herein by reference.

 EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

2.1	(1)	Business Combination Agreement, dated as of February 21, 2017, by and among Quinpario Acquisition Corp. 2, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc., SourceHOV Holdings, Inc., Novitex Parent, L.P, HOVS LLC and HandsOn Fund 4 I, LLC

2.2	(3)	Modification Agreement, dated as of June 15, 2017

3.1	(2)	Restated Certificate of Incorporation, dated July 12, 2017

3.2	(2)	Amended and Restated Bylaws, dated July 12, 2017

4.1	(4)	Specimen common stock certificate

5.1	**	Opinion of Willkie Farr & Gallagher LLP

10.1	(2)	Amended and Restated Registration Rights Agreement, dated as of July 12, 2017, by and among Exela Technologies, Inc. and the Holders party thereto

23.1	(5)	Consent of Marcum LLP

23.2	(5)	Consent of KPMG LLP

23.3	(5)	Consent of PricewaterhouseCoopers LLP

23.4		Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on the signature page to this Registration Statement)

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on February 22, 2017.

(2)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed July 18, 2017.

(3)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on June 21, 2017.

(4)
Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

(5)
Previously filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-3, filed September 21, 2017 and incorporated herein by reference.

**
Filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 27, 2017.

EXELA TECHNOLOGIES, INC.
By:	/s/ RONALD COGBURN Ronald Cogburn Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Jim Reynolds and Ronald Cogburn, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on September 27, 2017 in the capacities indicated.

Name	Title

/s/ RONALD COGBURN Ronald Cogburn	Chief Executive Officer (Principal Executive Officer) and Director
* Jim Reynolds	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
* Matthew H. Nord	Director
* Joshua M. Black	Director

Name	Title

* Par Chadha	Director
* Nathaniel J. Lipman	Director
* John H. Rexford	Director

Signature
*By:	/s/ RONALD COGBURN Ronald Cogburn Attorney-in-Fact

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  Item 16. Exhibits and Financial Statement Schedules
EXHIBIT INDEX
SIGNATURES
POWER OF ATTORNEY